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                                                                       EXHIBIT F

CenterPoint Energy, Inc. Investment in Financing Subs at September 30, 2002



CenterPoint Energy, Inc.
        10050 Houston Industries FinanceCo LP                                   (2,617,238.50)
        10053 CenterPoint Energy Capital Trust I                                 7,836,703.80
        10054 CenterPoint Energy Capital Trust II                                3,114,282.65
        10129 CenterPoint Energy Trust I                                           (69,588.46)
        10158 Reliant Energy FinanceCo III LP                                      (73,625.88)
        10162 Reliant Energy FinanceCo II LP                                      (310,125.45)
        10163 Reliant Energy FinanceCo II GP, LLC                                  310,125.12
        10181 CenterPoint Energy Investment Management, Inc.                        15,500.35
        10187 Reliant Energy FinanceCo IV LP                                        70,009.00


CenterPoint Energy Houston Electric, LLC
        10158 Reliant Energy FinanceCo III LP                                       75,387.00
        10162 Reliant Energy FinanceCo II LP                                    12,078,287.09
        10163 Reliant Energy FinanceCo II GP, LLC                                  947,686.42
        10187 Reliant Energy FinanceCo IV LP                                       (69,109.00)